FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-171508

April 27, 2012

Free Writing Prospectus

GS Mortgage Securities Trust 2012-GCJ7

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Free Writing Prospectus are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons, among others, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities.

This Free Writing Prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.  The information contained in this Free Writing Prospectus may not pertain to any securities that will actually be sold.  The information contained in this Free Writing Prospectus may be based on assumptions regarding market conditions and other matters as reflected in this Free Writing Prospectus.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Free Writing Prospectus should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Free Writing Prospectus may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Free Writing Prospectus or derivatives thereof (including options).  Information contained in this Free Writing Prospectus is current as of the date appearing on this Term Sheet only.  Information in this Free Writing Prospectus regarding the securities and the mortgage loans backing any securities discussed in this Free Writing Prospectus supersedes all prior information regarding such securities and mortgage loans. None of Goldman, Sachs & Co., Jefferies & Company, Inc., or Citigroup Global Markets Inc. provides accounting, tax or legal advice.

Goldman, Sachs & Co.	Jefferies

Citigroup

1155 F STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Originator		JLC
Location (City/State)	Washington, D.C.		Cut-off Date Principal Balance		$130,000,000
Property Type	Office		Cut-off Date Principal Balance per SF		$513.53
Size (SF)	253,151		Percentage of Initial Pool Balance		8.0%
Total Occupancy as of 2/29/2012	89.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 2/29/2012	89.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	2009 / NAP		Mortgage Rate		5.6950%
Appraised Value	$234,800,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)(1)		360
Underwritten Revenues	$17,062,857
Underwritten Expenses	$5,621,216		Escrows
Underwritten Net Operating Income (NOI)	$11,441,641			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,125,228		Taxes	$550,000	$186,700
Cut-off Date LTV Ratio	55.4%		Insurance	$25,000	$6,400
Maturity Date LTV Ratio	48.6%		Replacement Reserves	$0	$5,274(2)
DSCR Based on Underwritten NOI / NCF	1.26x / 1.23x		TI/LC(3)	$4,447,317	$21,094
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%		Other(4)	$501,948	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$130,000,000	86.2%	Loan Payoff/Defeasance	$143,350,031	95.0%
Mezzanine Loan Amount	20,000,000	13.3	Reserves	5,524,265	3.7
Sponsor Equity	829,383	0.5	Closing Costs	1,955,087	1.3
Total Sources	$150,829,383	100.0%	Total Uses	$150,829,383	100.0%

(1)	Interest-only for the first 24 months.
(2)	Commencing on July 6, 2013 and each payment date thereafter.
(3)
At closing, the TI/LC reserve consisted of approximately $3.09 million of outstanding landlord obligations and $1.36 million of upfront TI/LC reserves. As of March 1, 2012, the TI/LC Reserve balance consists of approximately $1.0 million of remaining landlord obligations and $1.5 million available to cover future leasing costs.

(4)	The other upfront reserve represents 100% of the outstanding rent abatements pursuant to executed leases in-place at the Property.

The following table presents certain information relating to the tenants at the 1155 F Street Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bryan Cave LLP	NR / NR / NR	88,393	34.9%	$4,976,526	40.6%	$56.30	6/30/2024	1, 5 or 10-year option
Shook Hardy & Bacon LLP(2)	NR / NR / NR	37,572	14.8	1,969,900	16.1	52.43	4/30/2024	1, 5-year option
Simpson Thacher & Bartlett LLP	NR / NR / NR	24,430	9.7	1,483,145	12.1	60.71	5/31/2019	1, 5-year option
Guess? Retail, Inc(3)	NR / NR / NR	5,052	2.0	479,940	3.9	95.00	4/30/2019	1, 5-year option
American Institute of CPA	NR / NR / NR	10,146	4.0	462,759	3.8	45.61	6/30/2021	1, 5-year option
Intel Corporation(4)	NR / A1 / A+	7,700	3.0	376,145	3.1	48.85	12/31/2022	1, 5-year option
Novo Nordisk, Inc	NR / NR / A+	8,374	3.3	365,469	3.0	43.64	2/28/2015	1, 5-year option
Facebook, Inc.	NR / NR / NR	8,620	3.4	317,302	2.6	36.81	3/31/2016	1, 3-year option
Home Depot USA, Inc	A- / A3 / A-	6,220	2.5	299,182	2.4	48.10	3/31/2020	1, 5-year option
Servcorp Washington, LLC	NR / NR / NR	5,591	2.2	257,186	2.1	46.00	7/31/2020	1, 5-year option
Ten Largest Tenants		202,098	79.8%	$10,987,554	89.6%	$54.37
Remaining Tenants		23,195	9.2	1,270,521	10.4	54.78
Vacant		27,858	11.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		253,151	100.0%	$12,258,075	100.0%	$54.41

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	One-time early termination option in 2018.
(3)	One-time early termination option in 2014.
(4)	One-time early termination option in 2016.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1155 F STREET

The following table presents the lease rollover schedule at the 1155 F Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	12,000	4.7	4.7%	529,291	4.3	44.11	3
2016	16,638	6.6	11.3%	674,293	5.5	40.53	3
2017	0	0.0	11.3%	0	0.0	0.00	0
2018	0	0.0	11.3%	0	0.0	0.00	0
2019	34,240	13.5	24.8%	2,186,902	17.8	63.87	4
2020	15,118	6.0	30.8%	877,821	7.2	58.06	6
2021	13,632	5.4	36.2%	667,198	5.4	48.94	3
2022	7,700	3.0	39.2%	376,145	3.1	48.85	1
2023 & Thereafter	125,965	49.8	89.0%	6,946,426	56.7	55.15	6
Vacant	27,858	11.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	253,151	100.0%		$12,258,075	100.0%	$48.42	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to recent leasing activity at the 1155 F Street Property:

Recent Leasing Activity
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)(1)
Invictus Capital Partners	3,111	July 2011	124	$51.25	$80.00
Novo Nordisk, Inc (Expansion)	3,419	July 2011	44	$44.59	$70.00
American Institute of CPA	10,146	April 2011	123	$45.61	$80.00
Andrew’s Ties DC, LLC	375	February 2011	121	$120.00	$217.35
Facebook, Inc.	8,620	January 2011	63	$36.81	$75.00
Target Corporation	5,412	January 2011	66	$46.23	$80.00
Home Depot USA, Inc	6,220	August 2010	116	$48.10	$65.00

(1)	Reflects tenant improvement allowances for build-out of first generation shell space at the 1155 F Street Property.

The following table presents certain information relating to historical leasing at the 1155 F Street Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	63.5%	76.2%	89.0%

(1)	As provided by the borrower which reflects year-end occupancy.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1155 F STREET

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1155 F Street Property:

Cash Flow Analysis(1)
	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rental Income	$4,551,440	$8,438,621	$10,413,592	$12,258,075	$48.42
Overage Rent	0	0	95,619	95,620	0.38
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$4,551,440	$8,438,621	$10,509,211	$12,353,695	$48.80
Total Reimbursables	1,628,295	4,331,491	3,723,378	4,861,848	19.21
Parking Income	190,036	425,286	508,717	656,266	2.59
Other Income(3)	146	560	4,686	0	0.00
Less Vacancy & Credit Loss	0	0	0	(808,952)	(3.20)
Effective Gross Income	$6,369,917	$13,195,958	$14,745,992	$17,062,857	$67.40

Total Operating Expenses	$2,978,054	$5,402,783	$4,773,530	$5,621,216	$22.20

Net Operating Income	$3,391,863	$7,793,175	$9,972,462	$11,441,641	$45.20
TI/LC	0	0	0	253,131	1.00
Capital Expenditures	0	0	0	63,283	0.25
Net Cash Flow	$3,391,863	$7,793,175	$9,972,462	$11,125,228	$43.95

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent is based on the 3/1/2012 rent roll with rent steps taken through 7/1/2013 for Bryan Cave, Shook Hardy, Simpson Thacher and Target Corp. and through 12/31/2012 for all other tenants.

(3)	Other income includes work order income, cleaning charges and miscellaneous other income.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLUMBIA BUSINESS CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	JLC
Location (City/State)	Vancouver, Washington	Cut-off Date Principal Balance	$99,867,717
Property Type	Industrial	Cut-off Date Principal Balance per SF	$42.85
Size (SF)	2,330,371	Percentage of Initial Pool Balance	6.2%
Total Occupancy as of 3/19/2012	91.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/19/2012	91.8%	Type of Security	Both Fee/Leasehold
Year Built / Latest Renovation	1942-1996 / NAP	Mortgage Rate	6.6700%
Appraised Value	$146,600,000	Original Term to Maturity (Months)	110
Original Amortization Term (Months)	246
Underwritten Revenues	$16,921,930
Underwritten Expenses	$4,690,174	Escrows
Underwritten Net Operating Income (NOI)	$12,231,757	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,425,690	Taxes	$ 69,391	$69,391
Cut-off Date LTV Ratio	68.1%	Insurance	$ 113,099	$ 28,275
Maturity Date LTV Ratio	51.0%	Replacement Reserves	$0	$29,130
DSCR Based on Underwritten NOI / NCF	1.35x / 1.26x	TI/LC	$0	$31,072
Debt Yield Based on Underwritten NOI / NCF	12.2% / 11.4%	Other(1)	$575,385	$38,675

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$101,000,000	93.7%	Loan Payoff	$106,061,381	98.3%
Principal’s New Cash Contribution	$6,845,964	6.3	Reserves	$757,875	0.7
Closing Costs	$1,026,708	1.0

Total Sources	$107,845,964	100.0%	Total Uses	$107,845,964	100.0%

(1)
Upfront reserves consist of a deferred maintenance reserve of $176,552 and an upfront ground rent reserve of $398,833.  Monthly ongoing reserves consist of a ground rent reserve collection of $38,675.  Required repairs were completed on or before April 5, 2012.

The following table presents certain information relating to the tenants at the Columbia Business Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Thompson Metal Fab, Inc.	NR / NR / NR	717,762	30.8%	$2,614,275	24.5%	$3.64	9/30/2021
West Linn Paper	NR / NR / NR	242,649	10.4	1,150,156	10.8	4.74	6/30/2017
Laclede Chain Manuf. Co.	NR / NR / NR	84,180	3.6	400,427	3.7	4.76	8/31/2017
Vanport Warehouse, Inc.	NR / NR / NR	82,145	3.5	424,603	4.0	5.17	7/31/2015
Oregon Iron Works	NR / NR / NR	75,601	3.2	356,491	3.3	4.72	9/30/2017(2)
Sharp Electronics	BBB- / NR / BBB+	66,099	2.8	360,623	3.4	5.46	2/28/2015
Portco	NR / NR / NR	58,301	2.5	308,851	2.9	5.30	10/31/2015
RM Beverage	NR / NR / NR	58,178	2.5	272,273	2.5	4.68	3/31/2021
United Warehouse Company	NR / NR / NR	46,057	2.0	232,127	2.2	5.04	6/30/2012
Berry Plastics Corp.	NR / NR / NR	34,626	1.5	189,552	1.8	5.47	11/30/2012
Ten Largest Tenants		1,465,598	62.9%	$6,309,378	59.0%	$4.30
Remaining Tenants		674,366	28.9	4,376,139	41.0	6.49
Vacant		190,407	8.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		2,330,371	100.0%	$10,685,517	100.0%	$4.99

(1)	Certain ratings are those of the parent company regardless of whether the parent guarantees the lease.
(2)	Oregon Iron Works’ expiring area consists of 73,590 square feet expiring on 9/30/2017 and 2,011 square feet expiring on 3/31/2015.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLUMBIA BUSINESS CENTER

The following table presents the lease rollover schedule at the Columbia Business Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	18,791	0.8%	0.8%	$139,382	1.3%	$7.42	5
2012	221,588	9.5	10.3%	1,318,492	12.3	5.95	14
2013	125,024	5.4	15.7%	753,912	7.1	6.03	14
2014	32,055	1.4	17.1%	294,068	2.8	9.17	6
2015	326,356	14.0	31.1%	1,965,955	18.4	6.02	13
2016	150,348	6.5	37.5%	830,015	7.8	5.52	10
2017	454,236	19.5	57.0%	2,279,774	21.3	5.02	11
2018	0	0.0	57.0%	0	0.0	0.00	0
2019	29,913	1.3	58.3%	217,371	2.0	7.27	1
2020	5,713	0.2	58.5%	0	0.0	0.00	1
2021	775,940	33.3	91.8%	2,886,548	27.0	3.72	3
Vacant	190,407	8.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,330,371	100.0%		$10,685,517	100.0%	$4.99	78

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to recent leasing activity at the Columbia Business Center Property:

Recent Leasing Activity(1)
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Canfield Transfer	62,798	March 2012	8	$3.30 (on 6 months)	‘As-Is’
Thompson Metal Fab	717,762	October 2011	120	$3.64 (annual)	‘As-Is’
Greenberry Industrial, LLC	7,657	January 2012	63	$8.58 (annual)	‘As-Is’

(1)	Source: Borrower.

The following table presents certain information relating to historical leasing at the Columbia Business Center Property:

Historical Leased %(1)
	2008	2009	2010
Owned Space	98.5%	98.8%	94.1%

(1)	As provided by the borrower which reflects average occupancy ratios for the above years.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLUMBIA BUSINESS CENTER

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Columbia Business Center Property:

Cash Flow Analysis(1)
	2009	2010	TTM as of November 2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,899,402	$10,450,901	$9,378,943	$10,685,517	$4.59
Gross Up Vacancy	0	0	0	960,268	0.41
Total Rent	$10,899,402	$10,450,901	$9,378,943	$11,645,785	$5.00
Total Reimbursables	3,681,316	3,502,588	3,124,803	3,864,074	1.66
Other Income(3)	2,266,464	2,447,701	2,372,339	2,372,339	1.02
Less Vacancy & Credit Loss	(111,471)	0	0	(960,268)	(0.41)
Effective Gross Income	$16,735,711	$16,401,190	$14,876,085	$16,921,930	$7.26

Total Operating Expenses	$4,780,358	$4,524,269	$4,779,140	$4,690,174	$2.01

Net Operating Income	$11,955,353	$11,876,921	$10,096,946	$12,231,757	$5.25
TI/LC	0	0	0	456,511	0.20
Capital Expenditures	0	0	0	349,556	0.15
Net Cash Flow	$11,955,353	$11,876,921	$10,096,946	$11,425,690	$4.90

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 3/19/2012 and rent steps through 12/31/2012.
(3)	Includes storage rent, rail income, barge income and other recurring income items and is based on the corresponding TTM figure.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BELLIS FAIR MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	Column Financial
Location (City/State)	Bellingham, Washington	Cut-off Date Principal Balance	$93,246,596
Property Type	Retail	Cut-off Date Principal Balance per SF	$173.25
Size (SF)	538,226	Percentage of Initial Pool Balance	5.7%
Total Occupancy as of 3/26/2012(1)(2)	99.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/26/2012(1)(2)	99.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / 2003	Mortgage Rate	5.2300%
Appraised Value	$145,000,000	Original Term to Maturity (Months)	128
Original Amortization Term (Months)	360
Underwritten Revenues	$15,256,418
Underwritten Expenses	$4,293,915	Escrows
Underwritten Net Operating Income (NOI)	$10,962,503	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,490,314	Taxes	$103,523	$34,508
Cut-off Date LTV Ratio	64.3%	Insurance	$0	$0
Maturity Date LTV Ratio	53.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.75x / 1.68x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.8% / 11.3%	Other(3)	$2,571,476	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$94,500,000	100.0%	Loan Payoff	$57,587,545	60.9%
Sponsor Equity Distribution	33,800,852	35.8
Reserves	2,674,999	2.8
Closing Costs	436,604	0.5
Total Sources	$94,500,000	100.0%	Total Uses	$94,500,000	100.0%

(1)
General Growth Properties Inc. completed the acquisition of 11 full-line Sears locations on April 17, 2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ lease was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same terms as their original lease.  Sears currently pays base rent of $221.705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in Lender’s underwriting.

(2)	Total and Owned Occupancy excluding Sears is 89.1% and 84.2% respectively.
(3)
Other escrow reflects the following reserves: special tenancy reserve ($2,100,000) comprised of the Sbarro reserve amount ($1,500,000 released on 4/27/2012) and the Cinnabon reserve amount ($600,000 released on 4/4/2012); Children’s Place unfunded obligation ($270,780 released in November 2011); deferred maintenance reserve ($156,855); Lid’s estoppels billing error ($38,841); Sweet Factory unfunded obligation ($5,000).

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Bellis Fair Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Macy’s	BBB- / Baa3 / BBB	100,400	12.9%	Yes	$755,402	$7.52	1/31/2014	$271	2.8%	2, 5-year options
Sears(3)	CCC / NR / CCC+	80,620	10.4	Yes	$263,405	$3.27	8/2/2013	$115	2.8%	NA
Target	A- / A2 / A+	101,880	13.1	No	$59,346	$0.58	NA	$309	0.2%	NA
Kohl’s	BBB+ / Baa1 / BBB+	74,153	9.6	No	$55,782	$0.75	NA	$162	0.5%	NA
JC Penney	BB+ / NR / BB	61,877	8.0	No	$44,814	$0.72	NA	$154	0.5%	NA
Total Anchors		418,930	54.0%

Occupied In-line		309,355	39.9%		$11,680,470	$37.76
Occupied Theater/Outparcel/Other		43,674	5.6%		$1,098,892	$25.16
Vacant Spaces		4,177	0.5%		$0	$0.00
Total Owned SF		538,226	69.3%
Total SF		776,136	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended February 29, 2012. However, Target, Kohl’s and JC Penney’s Tenant Sales per SF represent 2010 estimates.
(3)
General Growth Properties Inc. completed the acquisition of 11 full-line Sears locations on April 17, 2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ lease was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same terms as their original lease.  Sears currently pays base rent of $221.705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in Lender’s underwriting.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BELLIS FAIR MALL

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Bellis Fair Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost	Renewal / Extension Options
Macy’s	BBB- / Baa3 / BBB	100,400	18.7%	$544,168	5.7%	$5.42	1/31/2014	$271	2.8%	2, 5-year options
Regal Cinemas	B- / B3 / B+	23,692	4.4	452,517	4.7	19.10	1/31/2014	$477,864	17.8%	2, 5-year options
Forever 21(4)	NR / NR / NR	10,000	1.9	400,000	4.2	40.00	6/30/2022	NA	NA	NA
Old Navy	BBB- / Baa3 / BB+	14,666	2.7	350,224	3.6	23.88	1/31/2014	$289	9.1%	NA
Victoria’s Secret	BB+ / Ba2 / BB+	8,776	1.6	298,384	3.1	34.00	1/31/2019	$762	7.8%	NA
Big 5 Sporting Goods	NR / NR / NR	10,128	1.9	265,620	2.8	26.23	1/31/2014	$374	7.5%	NA
Gap/Gap Kids	BBB- / Baa3 / BB+	11,966	2.2	240,876	2.5	20.13	1/31/2014	$218	11.3%	NA
Sears(5)	CCC / NR / CCC+	80,620	15.0	221,705	2.3	2.75	8/2/2013	$115	2.8%	NA
Abercrombie & Fitch	NR / NR / NR	5,903	1.1	213,256	2.2	36.13	1/31/2014	$452	8.6%	NA
Macy’s Home Store	BBB- / Baa3 / BBB	19,394	3.6	202,350	2.1	10.43	1/31/2014	$129	11.3%	2, 5-year options
Ten Largest Owned Tenants		285,545	53.1%	$3,189,100	33.2%	$11.17
Remaining Owned Tenants		248,504	46.2	6,411,682	66.8	25.80
Vacant Spaces (Owned Space)		4,177	0.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		538,226	100.0%	$9,600,782	100.0%	$17.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include Non-owned Anchors.
(3)	Tenant sales as of trailing twelve months ended February 29, 2012. Macy’s Home Store sales is an estimate as of year end 2010. Regal Cinema’s sales are per screen.
(4)	Forever 21 has a signed lease but they are not yet open for business. They are scheduled to open and begin paying rent on 7/1/2012.
(5)
General Growth Properties Inc. completed the acquisition of 11 full-line Sears locations on April 17, 2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ lease was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same terms as their original lease.  Sears currently pays base rent of $221.705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in Lender’s underwriting.

The following table presents certain information relating to the lease rollover schedule at the Bellis Fair Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	6,764	1.3%	1.3%	$330,661	3.4%	$48.89	7
2012	8,444	1.6	2.8%	0	0.0	0.00	4
2013(3)	135,657	25.2	28.0%	806,772	8.4	5.95	21
2014	249,935	46.4	74.5%	4,034,859	42.0	16.14	32
2015	14,027	2.6	77.1%	502,170	5.2	35.80	9
2016	16,135	3.0	80.1%	689,550	7.2	42.74	9
2017	7,462	1.4	81.5%	422,385	4.4	56.60	5
2018	12,345	2.3	83.8%	344,574	3.6	27.91	3
2019	34,574	6.4	90.2%	1,041,255	10.8	30.12	8
2020	1,939	0.4	90.5%	90,462	0.9	46.65	2
2021	10,987	2.0	92.6%	362,723	3.8	33.01	5
2022 & Thereafter	35,780	6.6	99.2%	975,370	10.2	27.26	9
Vacant	4,177	0.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	538,226	100.0%		$9,600,782	100.0%	$17.98	114

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only. Does not include Non-owned Anchors (Macy’s North, Sears, JC Penney).
(3)
Sears is included in the 2013 figures.  General Growth Properties Inc. completed the acquisition of 11 full-line Sears locations on April 17, 2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ lease was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same terms as their original lease.  Sears currently pays base rent of $221.705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in Lender’s underwriting.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BELLIS FAIR MALL

The following table presents certain information relating to historical leasing at the Bellis Fair Mall Property:

Historical Leased %(1)
	2009	2010	2011	TTM (3/31/2012)
Owned Space(2)	93.8%	95.9%	96.6%	96.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)	Includes temporary tenants.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bellis Fair Mall Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 3/31/2012	Underwritten(2)(3)	Underwritten $ per SF
Base Rent(4)	$7,867,686	$8,207,766	$8,642,796	$8,792,636	$9,379,077	$17.43
Overage Rent	185,304	216,434	454,675	483,274	441,602	0.82
Other Rental Revenue(5)	1,584,572	1,575,353	1,841,144	1,942,267	1,761,262	3.27
Gross Up Vacancy	0	0	0	0	539,482	1.00
Total Rent	$9,637,562	$9,999,552	$10,938,616	$11,218,177	$12,121,422	$22.52
Total Reimbursables	3,816,775	3,972,640	3,780,882	3,829,258	3,874,028	7.20
Other Income(6)	90,896	66,790	66,640	56,162	48,506	0.09
Vacancy & Credit Loss	(26,559)	(10,086)	(62,428)	(71,990)	(787,539)	(1.46)
Effective Gross Income	$13,518,674	$14,028,897	$14,723,710	$15,031,608	$15,256,418	$28.35

Total Operating Expenses	$3,571,909	$3,813,964	$3,897,029	$3,954,271	$4,293,915	$7.98

Net Operating Income	$9,946,765	$10,214,933	$10,826,681	$11,077,337	$10,962,503	$20.37
TI/LC	0	0	0	0	334,135	0.62
Capital Expenditures	0	0	0	0	138,054	0.26
Net Cash Flow	$9,946,765	$10,214,933	$10,826,681	$11,077,337	$10,490,314	$19.49

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/26/2012 rent roll with rent steps through 12/31/2012.
(3)
General Growth Properties Inc. completed the acquisition of 11 full-line Sears locations on April 17, 2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ lease was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same terms as their original lease.  Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year.  Sears revenue is included in the historical cash flows but it has been excluded from underwritten base rent and total recoveries.

(4)
Underwritten base rent includes four tenants who pay rent based on a percentage of sales in lieu of base rent as follows: Abercrombie & Fitch, 5,903 SF, $213,256; Lane Bryant,6,282 SF, $99,642; Maurices, 4,765 SF, $97,487; Tilt, 3,678 SF, $18,941.

(5)
Other rental revenue consists of temporary tenant revenue, sponsorship and mall advertising revenue, vending revenue, contractor’s rent, antenna rent, storage rent, and other miscellaneous rental income.

(6)	Other income includes stroller income, gift card income, sprinkler income, assignment income, late fees and miscellaneous other income.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IRG PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	18	Originator		JLC
Location (City/State)	Various	Cut-off Date Principal Balance	$87,701,627
Property Type	Industrial	Cut-off Date Principal Balance per SF		$9.60
Size (SF)	9,138,720	Percentage of Initial Pool Balance		5.4%
Total Occupancy as of March – April 2012	72.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of March – April 2012	72.6%	Type of Security	Both Fee/Leasehold
Year Built / Latest Renovation	Various	Mortgage Rate		5.5000%
Appraised Value	$140,960,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
Underwritten Revenues	$25,123,649
Underwritten Expenses	$12,806,426	Escrows
Underwritten Net Operating Income (NOI)	$12,317,223		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,033,964	Taxes	Pending	Pending
Cut-off Date LTV Ratio	62.2%	Insurance	Pending	Pending
Maturity Date LTV Ratio	47.4%	Replacement Reserves	$2,109,410	Pending
DSCR Based on Underwritten NOI / NCF	1.90x / 1.40x	TI/LC	$1,000,000	Pending
Debt Yield Based on Underwritten NOI / NCF	14.0% / 10.3%	Other(1)	$301,702	$1,702

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$87,825,000	97.1%	Existing Loan amounts	$82,984,718	91.8%
Principals New Cash Contribution	2,611,112	2.9	Closing Costs	3,040,282	3.4
			Reserves	4,411,112	4.9
			Return of Sponsor Equity	0	0.0

Total Sources	$90,436,112	100.0%	Total Uses	$90,436,112	100.0%

(1)	Reserves include the acquisition price of the fee simple interests on three buildings at Letterkenny Business Park and the ongoing and upfront ground rent reserves for Kansas City/Fairfax.

The following table presents certain information relating to the IRG Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy	Year Built	Year Renovated	UW NCF	UW NCF per SF
Cabot St.	Detroit	MI	628,159	68.6%	1916	NAP	$400,339	$0.64
Fayetteville I	Fayetteville	NC	396,727	42.3%	1969	1975	306,957	0.77
Fort Street Business Park	Detroit	MI	649,656	97.7%	1965	NAP	381,850	0.59
IGH Distribution-Inver Grove Heights	Inver Grove Heights	MN	382,362	71.8%	1965, 1976	NAP	420,231	1.10
Kansas City/Fairfax	Kansas City	KS	461,000	63.6%	1939-1998	NAP	423,695	0.92
Letterkenny Business Park	Chambersburg	PA	1,100,650	100.0%	1945	NAP	2,019,934	1.84
Lynch Road Business Park	Detroit	MI	186,242	84.6%	1999	NAP	254,842	1.37
Mentor Business Park II	Mentor	OH	735,940	45.1%	1970	NAP	81,972	0.11
Poughkeepsie Business Park	Poughkeepsie	NY	381,718	45.4%	1964, 1985	NAP	18,968	0.05
Red Wing Industrial	Red Wing	MN	225,713	100.0%	1979	NAP	429,753	1.90
SL Canton	Canton	OH	675,000	100.0%	1970	NAP	1,329,686	1.97
SL Mogadore	Mogadore	OH	355,462	75.4%	1964	1971	425,788	1.20
SL Tulsa	Tulsa	OK	152,518	87.4%	1950-1970	NAP	153,601	1.01
Smithfield Business Park	Smithfield	NC	746,064	64.7%	1966	1972	700,967	0.94
Southington Business Park	Southington	CT	600,000	31.3%	1942, 1976	1986	62,502	0.10
Tappan Drive-Mansfield	Ontario	OH	292,826	100.0%	1970	NAP	301,013	1.03
Wheatfield Business Park	Wheatfield	NY	839,983	59.4%	1940	1960	268,724	0.32
Windsor Business Park	Windsor	CT	328,700	92.8%	1972	NAP	1,053,141	3.20
Total / Wtd. Avg. Portfolio			9,138,720	72.6%			$9,033,964	$0.99

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IRG PORTFOLIO

The following table presents certain information relating to the major tenants at the IRG Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
US Army Corps of Engineers	NR / NR / NR	1,100,650	12.0%	$3,379,889	16.5%	$3.07	11/16/2012-9/30/2016
Progressive Distrib.	NR / NR / NR	634,649	6.9	1,396,910	6.8	2.20	9/30/2012
Detroit Diesel Corporation	NR / NR / NR	575,000	6.3	1,552,500	7.6	2.70	8/31/2013
Metro International Trade	NR / NR / NR	421,794	4.6	1,109,185	5.4	2.63	9/21/2012-3/21/2013
ASC Signal	NR / NR / NR	303,564	3.3	787,632	3.8	2.59	10/31/2017
Permasteel Cladding	NR / NR / NR	295,597	3.2	1,921,368	9.4	6.50	6/30/2016
MWD Logistics	NR / NR / NR	292,826	3.2	512,738	2.5	1.75	8/31/2019
Janorpot	NR / NR / NR	246,315	2.7	603,472	2.9	2.45	8/31/2016
Yarde Metals	NR / NR / NR	188,000	2.1	663,536	3.2	3.53	MTM
Mansfield Warehouse(3)	NR / NR / NR	176,533	1.9	484,841	2.4	2.75	MTM
Ten Largest Tenants		4,234,928	46.3	12,412,071	60.5%	$2.93
Remaining Owned Tenants		2,398,916	26.3	8,100,931	39.5	3.38
Vacant		2,504,876	27.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		9,138,720	100.0%	$20,270,581	100.0%	$2.22

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain ratings are those of the parent company regardless of whether the parent guarantees the lease.
(3)	Mansfield Warehouse’s base rent was subject to an additional mark-to market deduction of ($242,420).

The following table presents certain information relating to the lease rollover schedule at the IRG Portfolio Properties:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	797,806	8.7%	8.7%	$2,153,057	10.5%	$2.70	25
2012	1,309,956	14.3	23.1%	3,958,360	19.3	3.02	21
2013	1,460,034	16.0	39.0%	4,000,228	19.5	2.74	20
2014	802,327	8.8	47.8%	2,999,617	14.6	3.74	22
2015	443,798	4.9	52.7%	1,172,847	5.7	2.64	10
2016	845,745	9.3	61.9%	3,756,428	18.3	4.44	14
2017	547,436	6.0	67.9%	1,414,333	6.9	2.58	3
2018	34,663	0.4	68.3%	78,684	0.4	2.27	1
2019	292,826	3.2	71.5%	512,738	2.5	1.75	1
2020	0	0.0	71.5%	0	0.0	0.00	0
2021	0	0.0	71.5%	0	0.0	0.00	0
2022 & Thereafter	99,253	1.1	72.6%	224,289	1.1	2.26	2
Vacant	2,504,876	27.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	9,138,720	100.0%		$20,270,581	100.0%	$3.09	119

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IRG PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents the historical performance and Underwritten Net Cash Flow for the IRG Portfolio Properties.

Cash Flow Analysis(1)

	2009	2010	TTM as of Feb. 29, 2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$18,855,243	$19,015,461	$20,686,677	$20,270,581	$2.22
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$18,855,243	$19,015,461	$20,686,677	$20,270,581	$2.22
Total Reimbursables	5,337,257	5,164,817	5,379,247	5,394,792	0.59
Other Income	298,974	274,814	358,146	342,712	0.04
Less Vacancy & Credit Loss	0	0	0	(884,436)	(0.10)
Effective Gross Income	$24,491,473	$24,455,092	$26,424,070	$25,123,649	$2.75

Total Operating Expenses	$13,319,254	$13,208,552	$12,755,195	$12,806,426	$1.40

Net Operating Income	$11,172,219	$11,246,540	$13,668,875	$12,317,223	$1.35
TI/LC	0	0	0	1,364,130	0.15
Capital Expenditures	0	0	0	1,919,131	0.21
Net Cash Flow	$11,172,219	$11,246,540	$13,668,875	$9,033,964	$0.99

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of March and April 2012 depending on the Property, rent steps through 12/1/2012, and a mark-to-market deduction for one tenant.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LEETSDALE INDUSTRIAL PARK

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Originator		GSCMC
Location (City/State)	Leetsdale, Pennsylvania		Cut-off Date Principal Balance		$61,937,858
Property Type	Industrial		Cut-off Date Principal Balance per SF		$31.31
Size (SF)	1,978,268		Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 4/19/2012	94.7%		Number of Related Mortgage Loans		None
Owned Occupancy as of 4/19/2012	94.7%		Type of Security		Fee Simple
Year Built / Latest Renovation	1930-2009 / Various		Mortgage Rate		5.2455%
Appraised Value	$87,500,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
Underwritten Revenues	$11,142,271
Underwritten Expenses	$3,561690		Escrows
Underwritten Net Operating Income (NOI)	$7,580,582			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,673,757		Taxes	$394,276	$98,569
Cut-off Date LTV Ratio	70.8%		Insurance	$337,758	$29,677
Maturity Date LTV Ratio	57.1%		Replacement Reserves	$0	$24,881
DSCR Based on Underwritten NOI / NCF	1.85x / 1.63x		TI/LC(1)	$0	$42,000
Debt Yield Based on Underwritten NOI / NCF	12.2% / 10.8%		Other(2)	$5,980,597	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$62,000,000	100.0%	Loan Payoff/Defeasance	$53,279,699	85.9%
			Reserves	6,712,631	10.8
			Closing Costs	1,286,901	2.1
			Sponsor Equity Distribution	720,769	1.2
Total Sources	$62,000,000	100.0%	Total Uses	$62,000,000	100.0%

(1)
TI/LC escrow account will be capped at $500,000 during the first 36 payment dates, to be replenished if the balance falls below $500,000. Thereafter, the TI/LC escrow account will be capped at $1,500,000, to be replenished if the balance falls below $1,500,000. On or after the 7th anniversary of the origination date the borrower may request the release of funds from the account in excess of $1,000,000 and the account will then be capped at $1,000,000 as long as the Owned Occupancy is equal to or exceeds 85.0%.

(2)
Other escrows includes a specific leases reserve ($4,733,500) for the costs associates with lease renewals and vacant spaces, an unfunded obligations reserve ($1,152,717) relating to TI/LC costs associated with Impact Guard ($1,025,089), Bri-Chem ($31,639), Cory ($53,018) and Dynacorn ($42,971) and a replacement reserve ($94,380).

The following table presents certain information relating to the tenants at the Leetsdale Industrial Park Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Almatis, Inc.	NR / NR / NR	187,056	9.5%	$787,379	8.8%	$4.21	5/31/2014	2, 5 year options & 1, 4 year option
Clearwater International LLC	NR / Baa2 / BBB	155,721	7.9	727,813	8.2	4.67	(2)	2, 5 year options
Shell Lubricants	NR / Aa1 / AA	129,162	6.5	697,783	7.8	5.40	12/31/2012	NA
ArcelorMittal	BBB / Baa3 /BBB-	181,554	9.2	642,236	7.2	3.54	10/31/2012	NA
Arch Logistics	NR / NR / NR	100,000	5.1	468,500	5.3	4.69	7/31/2017	2, 5 year options
VSMPO – Tirus US	NR / NR / NR	91,300	4.6	460,152	5.2	5.04	6/30/2012	NA
Impact Guard(3)	NR / NR / NR	113,349	5.7	436,394	4.9	3.85	6/30/2022	1, 5 year option
Millwood Inc	NR / NR / NR	70,000	3.5	372,640	4.2	5.32	5/31/2013	2, 5 year options
Dynacorn International Inc	NR / NR / NR	65,760	3.3	355,104	4.0	5.40	7/31/2017	2, 5 year options
Schroeder Industries, LLC	NR / NR / NR	68,000	3.4	329,800	3.7	4.85	3/31/2021	NA
Ten Largest Tenants		1,161,902	58.7%	$5,277,801	59.2%	$4.54
Remaining Tenants		711,892	36.0	3,641,575	40.8	5.12
Vacant		104,474	5.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,978,268	100.0%	$8,919,376	100.0%	$4.76

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
31,500 SF of industrial space expires on 3/31/2013 at a rate of $4.11 psf and 4,805 SF of office space expires on 4/30/2013 at a rate of $25.12 psf.  The remaining 119,416 SF of industrial space expires on 5/31/2017 at a rate of $4.00 psf.

(3)
Impact Guard is in occupancy and expected to begin paying rent in June 2012. Tenant may terminate the lease effective as of the date which is the later of July 1, 2017 or, if Tenant has exercised its right of first offer to lease expansion space, 5 years after the commencement of the expansion space leasing, subject to 12 months’ notice and termination payment of 12 months of base rent.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LEETSDALE INDUSTRIAL PARK

The following table presents the lease rollover schedule at the Leetsdale Industrial Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	32,907	1.7%	1.7%	$99,834	1.1%	$3.03	5
2012	466,016	23.6	25.2%	2,133,671	23.9	4.58	6
2013	268,339	13.6	38.8%	1,472,517	16.5	5.49	11
2014	233,016	11.8	50.6%	1,030,554	11.6	4.42	6
2015	15,000	0.8	51.3%	85,500	1.0	5.70	1
2016	100,000	5.1	56.4%	542,204	6.1	5.42	3
2017	371,846	18.8	75.2%	1,690,801	19.0	4.55	8
2018	22,340	1.1	76.3%	158,614	1.8	7.10	1
2019	135,448	6.8	83.1%	605,187	6.8	4.47	5
2020	9,200	0.5	83.6%	105,800	1.2	11.50	1
2021	95,500	4.8	88.4%	480,300	5.4	5.03	2
2022	124,182	6.3	94.7%	514,394	5.8	4.14	2
2023 & Thereafter	0	0.0	94.7%	0	0.0	0.00	0
Vacant	104,474	5.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,978,268	100.0%	100.0%	$8,919,376	100.0%	$4.76	51

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to recent leasing activity at the Leetsdale Industrial Park Property:

Recent Leasing Activity(1)
Tenant	SF	Lease Begin	Lease Term (mos.)	Base Rent ($ psf)	Tenant Improvements ($ psf)
Cory Companies	15,000	April 2012	36	$5.70	$4.10
Impact Guard	113,349	April 2012	123	$3.85	$14.05
Bri-Chem	36,670	March 2012	60	$4.09	$2.22
CMR USA, LLC	10,833	January 2012	124	$7.20	$13.85
Virginia Air Distributers, Inc.	22,340	May 2011	85	$7.10	$16.79
PH Tech Corp	20,000	May 2011	66	$5.17	$5.89
Specialty Oilfield Solutions, Ltd	27,500	March 2011	120	$5.47	$5.05

(2)	Source: Appraisal

The following table presents certain information relating to historical leasing at the Leetsdale Industrial Park Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	82.0%	79.0%	84.0%

(2)	As provided by the borrower which reflects average occupancy for the year.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LEETSDALE INDUSTRIAL PARK

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Leetsdale Industrial Park Property:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 3/31/2012(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$7,558,134	$7,151,154	$7,847,929	$7,961,947	$8,919,376	$4.51
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	587,836	0.30
Total Rent	$7,558,134	$7,151,154	$7,847,929	$7,961,947	$9,507,212	$4.81
Total Reimbursables	2,034,319	1,779,190	1,851,032	1,437,402	2,006,272	1.01
Parking Income	12,970	22,500	7,400	6,100	7,200	0.00
Other Income(4)	304,180	365,031	432,412	430,246	430,246	0.22
Less Vacancy & Credit Loss	0	0	0	0	(808,658)	(0.41)
Effective Gross Income	$9,909,603	$9,317,875	$10,138,773	$9,835,695	$11,142,271	$5.63

Total Operating Expenses	$3,593,712	$3,324,078	$3,382,883	$3,175,923	$3,561,690	$1.80

Net Operating Income	$6,315,891	$5,993,797	$6,755,890	$6,659,772	$7,580,582	$3.83
TI/LC	0	0	0	0	610,084	0.31
Capital Expenditures	0	0	0	0	296,740	0.15
Net Cash Flow	$6,315,891	$5,993,797	$6,755,890	$6,659,772	$6,673,757	$3.37

(4)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(5)
County tax bills were distributed later in 2012 than in 2011. As such, tax reimbursements bills to tenants were distributed later in 2012 and receipts are being received later in 2012. Tax reimbursement receipts were approximately $300,000 in March 2011, but are anticipated to be higher for April and May 2012 due to lease up and slightly higher tax bills.

(6)	Underwritten cash flow based on contractual rents as of 4/19/2012 and rent steps through 12/31/2012.
(7)	Includes rooftop leases, conference room rental and other non-recurring expenses.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE OUTLET SHOPPES AT OKLAHOMA CITY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSCMC
Location (City/State)	Oklahoma City, Oklahoma	Cut-off Date Principal Balance	$59,544,510
Property Type	Retail	Cut-off Date Principal Balance per SF	$170.81
Size (SF)	348,600	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 3/1/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2011 / NAP	Mortgage Rate	5.7305%
Appraised Value	$90,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Underwritten Revenues	$10,019,223
Underwritten Expenses	$3,168,703	Escrows
Underwritten Net Operating Income (NOI)	$6,850,520	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,459,225	Taxes	$58,274	$58,274
Cut-off Date LTV Ratio	66.2%	Insurance	$92,615	$15,969
Maturity Date LTV Ratio	50.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.52x / 1.43x	TI/LC(1)	$0	$23,975
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.8%	Other(2)	$6,952,400	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	100.0%	Loan Payoff	$38,943,764	64.9%
Sponsor Equity Distribution	13,381,600	22.3
Reserves	7,103,289	11.8
Closing Costs	571,347	1.0
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	The TI/LC reserve will be collected monthly and capped at $863,106.
(2)
At closing, the borrower reserved $6,007,603 for outstanding leasing cost obligations, $669,797 owed to the general contractor for payments related to the project construction, and $275,000 for an environmental reserve. As of April 23, 2012 the outstanding leasing cost obligations balance had been reduced to $746,760, the general contractor balance remains at $669,797 and the environmental reserve balance had been reduced to $0.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Outlet Shoppes at Oklahoma City Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Nike Factory Store	NR / A1 / A+	14,013	4.0%	$280,260	3.8%	$20.00	8/31/2016	$616	3.2%	3, 5-year options
Saks Fifth Avenue Off Fifth	BB / B1 / BB	26,948	7.7	245,000	3.3	9.09	8/31/2021	$215	4.2%	3, 5-year options
Hanesbrands	NR / B1 / BB-	10,869	3.1	217,380	2.9	20.00	8/31/2016	$113	17.7%	1, 5-year option
Brooks Brothers	NR / NR / NR	7,647	2.2	214,116	2.9	28.00	8/31/2016	$172	17.4%	2, 5-year options
Polo	NR / A3 / A-	10,191	2.9	200,940	2.7	19.72	1/31/2022	$641	3.1%	4, 5-year options
American Eagle(4)	NR / NR / NR	8,294	2.4	182,468	2.5	22.00	5/31/2017	NA	NA	NA
Under Armour	NR / NR / NR	6,385	1.8	166,010	2.2	26.00	8/31/2016	$733	3.7%	2, 5-year options
Reebok and Rockport	NR / NR / NR	7,568	2.2	158,928	2.1	21.00	8/31/2016	$201	15.9%	1, 5-year option
Dress Barn Woman Misses	NR / NR / NR	7,645	2.2	152,900	2.1	20.00	12/31/2021	$159	19.4%	2, 5-year options
Children’s Place	NR / NR / NR	7,167	2.1	150,507	2.0	21.00	8/31/2021	$307	10.5%	NA
Ten Largest Owned Tenants		106,727	30.6%	$1,968,509	26.6%	$18.44
Remaining Owned Tenants		241,873	69.4	5,433,141	73.4	22.46
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		348,600	100.0%	$7,401,650	100.0%	$21.23

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All tenant sales are shown based on August 2011 – February 2012 actual sales seasonally annualized.
(3)	Occupancy Cost figures are shown based on the seasonally annualized sales referenced above.
(4)	American Eagle executed their lease on February 6, 2012. They took occupancy on 4/11/2012 and are expected to begin paying rent in May 2012.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE OUTLET SHOPPES AT OKLAHOMA CITY

The following table presents certain information relating to the lease rollover schedule at The Outlet Shoppes at Oklahoma City Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$ 0	0.0%	$0.00	0
2012	590	0.2	0.2%	18,000	0.2	30.51	1
2013	0	0.0	0.2%	0	0.0	0.00	0
2014	0	0.0	0.2%	0	0.0	0.00	0
2015	0	0.0	0.2%	0	0.0	0.00	0
2016	168,477	48.3	48.5%	3,742,999	50.6	22.22	43
2017	45,043	12.9	61.4%	984,737	13.3	21.86	11
2018	0	0.0	61.4%	0	0.0	0.00	0
2019	0	0.0	61.4%	0	0.0	0.00	0
2020	0	0.0	61.4%	0	0.0	0.00	0
2021	92,385	26.5	87.9%	1,758,138	23.8	19.03	21
2022 & Thereafter	42,105	12.1	100.0%	897,777	12.1	21.32	10
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	348,600	100.0%		$7,401,650	100.0%	$21.23	86

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at The Outlet Shoppes at Oklahoma City Property:

Historical Leased %(1)
	2009	2010	Trailing 7 Months (2/29/2012)
Owned Space(2)	NA	NA	100.0%

(1)	As provided by the borrower. The Outlet Shoppes at Oklahoma City was recently constructed and opened for business in August 2011.
(2)	Includes temporary tenants.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE OUTLET SHOPPES AT OKLAHOMA CITY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Outlet Shoppes at Oklahoma City Property:

Cash Flow Analysis(1)

	Trailing 7 Months	Trailing 7 Months Annualized	Underwritten(2)	Underwritten $ per SF
Base Rent(3)(4)	$4,105,449	$7,037,913	$7,401,650	$21.23
Overage Rent	9,512	16,305	0	0.00
Other Rental Revenue(5)	184,736	316,690	129,890	0.37
Gross Up Vacancy	0	0	0	0.00
Total Rent	$4,299,696	$7,370,908	$7,531,541	$21.61
Total Reimbursables	1,193,394	2,045,818	2,527,145	7.25
Other Income(6)	430,370	499,342	475,705	1.36
Vacancy & Credit Loss	(1,690)	(2,897)	(515,168)	(1.48)
Effective Gross Income	$5,921,771	$9,913,171	$10,019,223	$28.74

Total Operating Expenses	$1,692,219	$2,900,946	$3,168,703	$9.09

Net Operating Income	$4,229,552	$7,012,225	$6,850,520	$19.65
TI/LC	0	0	321,575	0.92
Capital Expenditures	0	0	69,720	0.20
Net Cash Flow	$4,229,552	$7,012,225	$6,459,225	$18.53

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/1/2012 rent roll.
(3)
Underwritten base rent includes tenants who pay rent based on a percentage of sales in lieu of base rent. Underwritten base rent includes three tenants (Saks Fifth Avenue Off Fifth, Polo and Coach) comprising 26,948 SF, 10,191 SF and 6,042 SF, respectively, that pay rent based on a percentage of sales in lieu of base rent totaling $245,000, $200,940 and $105,000, respectively.

(4)
Underwritten base rent includes tenants who pay rent based on the lesser of a fixed amount or a percentage of sales in lieu of base rent. Underwritten base rent includes two tenants (Nine West and Kasper) comprising 2,464 SF and 2,447 SF, respectively, that pay rent based on a percentage of sales in lieu of base rent totaling $61,600 and $61,575, respectively.

(5)	Other rental revenue Includes rental revenue from kiosk, temporary, specialty and other tenants.
(6)
Other income includes trash pad rental income, a regional marketing subsidy payment from The Oklahoma Economic Development Trust, and miscellaneous other income. The annualized cash flow caps the value of the marketing subsidy at $350,000.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ARC PORTFOLIO IV

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	48	Originator	CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance	$54,300,000
Property Type	Various	Cut-off Date Principal Balance per SF	$88.26
Size (SF)	615,235	Percentage of Initial Pool Balance	3.3%
Total Occupancy as of 6/6/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/6/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	6.1500%
Appraised Value	$117,770,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	0
Underwritten Revenues	$10,880,552
Underwritten Expenses	$2,924,267	Escrows
Underwritten Net Operating Income (NOI)	$7,956,285	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,589,261	Taxes(1)	$516,263	$120,505
Cut-off Date LTV Ratio	46.1%	Insurance	$0	$0
Maturity Date LTV Ratio	46.1%	Replacement Reserves(2)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.35x / 2.24x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.7% / 14.0%	Other(3)	$531,554	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$54,300,000	89.7%	Sponsor Equity Distribution (4)	$54,128,904	89.4%
Other Sources	6,220,000	10.3	Closing Costs	5,343,278	8.8
Reserves	1,047,817	1.7
Total Sources	$60,520,000	100.0%	Total Uses	$60,520,000	100.0%

(1)	Tax escrows are required for all of the ARC Portfolio IV Properties except Walgreens - Maplewood, NJ, Walgreens - Stevensville, MI, and Walgreens - Coalinga, CA, which pay their taxes directly.
(2)
Monthly deposits in an amount equal to $10,437.25 will be required if (i) any tenant is not in full compliance of those provisions of the applicable leases requiring any tenant to maintain the property and to pay all operating expenses and capital expenditures related thereto (including roof and structural maintenance) directly to the applicable party or (ii) a Trigger Period exists. Trigger Period means (a) an event of default or (b) the DSCR is below 1.40x.

(3)
Other reserves represent: (i) GSA Reserve ($488,554) for outstanding rent associated with the US Department of Agriculture – Grangeville, ID Property and the Social Security Administration - Cocoa, FL Property and (ii) FedEx Reserve ($43,000) for punch list items associated with the build-out of FedEx’s space.

(4)
The collateral is comprised of previously unencumbered assets and loan proceeds were used to reimburse the sponsor for a portion of their all-cash acquisition of the ARC Portfolio IV Properties. The ARC Portfolio IV Properties were acquired between September 2011 and March 2012 at a cost of $122,431,203.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ARC PORTFOLIO IV

The following table presents certain information relating to the ARC Portfolio IV Properties:

Property Name	Property Type(1)	City	State	Total GLA	Occupancy	Year Built / Renovated	UW NCF	UW NCF per SF	Lease Expiration
FedEx Ground	Single-Tenant	Blauvelt	NY	142,139	100.0%	2012 / NAP	$3,258,686	$22.93	1/31/2027
Walgreens	Single-Tenant	Maplewood	NJ	12,361	100.0%	2011 / NAP	522,119	42.24	10/31/2086(2)
Walgreens	Single-Tenant	Stevensville	MI	14,820	100.0%	2007 / NAP	336,504	22.71	10/31/2082(3)
Walgreens	Single-Tenant	Coalinga	CA	14,820	100.0%	2008 / NAP	303,313	20.47	10/6/2083(4)
US Department of Agriculture	Single-Tenant	Grangeville	ID	36,990	100.0%	2007 / NAP	232,660	6.29	10/31/2022(5)
Advanced Auto Jones	Single-Tenant	Houston	TX	7,000	100.0%	2006 / NAP	112,758	16.11	10/31/2021
Advanced Auto Tomball	Single-Tenant	Houston	TX	7,000	100.0%	2006 / NAP	108,875	15.55	8/31/2021
Social Security Administration	Single-Tenant	Cocoa	FL	6,097	100.0%	2010 / NAP	48,944	8.03	3/2/2020
Dollar General	Single-Tenant	Roma	TX	12,000	100.0%	2010 / NAP	93,196	7.77	7/31/2025
Dollar General	Single-Tenant	Hopewell	VA	9,100	100.0%	2011 / NAP	104,534	11.49	8/31/2026
Dollar General	Single-Tenant	Molino	FL	12,480	100.0%	2010 / NAP	88,718	7.11	8/31/2025
Dollar General	Single-Tenant	Progreso	TX	12,000	100.0%	2010 / NAP	84,437	7.04	1/31/2025
Dollar General	Single-Tenant	Greenfield	OH	10,640	100.0%	2012 / NAP	86,299	8.11	1/31/2027
Dollar General	Single-Tenant	St. Clair	MO	10,640	100.0%	2011 / NAP	86,723	8.15	4/30/2026
Dollar General	Single-Tenant	Poteet	TX	9,014	100.0%	2010 / NAP	72,848	8.08	10/31/2025
Dollar General	Single-Tenant	North Chesterfield	VA	9,100	100.0%	2011 / NAP	72,008	7.91	10/31/2026
Dollar General	Single-Tenant	Ocean Isle Beach	NC	9,002	100.0%	2010 / NAP	74,890	8.32	3/31/2026
Dollar General	Single-Tenant	Hot Springs	VA	9,026	100.0%	2011 / NAP	70,301	7.79	8/31/2026
Dollar General	Single-Tenant	Richwood	LA	9,026	100.0%	2011 / NAP	75,659	8.38	6/30/2026
Dollar General	Single-Tenant	Mount Hermon	LA	9,026	100.0%	2011 / NAP	70,887	7.85	9/30/2026
Dollar General	Single-Tenant	Rio Grande City	TX	9,014	100.0%	2010 / NAP	68,294	7.58	8/31/2025
Dollar General	Single-Tenant	Pleasant City	OH	9,014	100.0%	2010 / NAP	63,764	7.07	9/30/2025
Dollar General	Single-Tenant	Tuscaloosa	AL	9,026	100.0%	2011 / NAP	69,545	7.70	7/31/2026
Dollar General	Single-Tenant	Fayetteville	NC	9,002	100.0%	2011 / NAP	68,958	7.66	4/30/2026
Dollar General	Single-Tenant	Payne	OH	9,014	100.0%	2010 / NAP	59,185	6.57	10/31/2025
Dollar General	Single-Tenant	New Matamoras	OH	9,014	100.0%	2010 / NAP	59,837	6.64	10/31/2025
Dollar General	Single-Tenant	Marthasville	MO	9,100	100.0%	2011 / NAP	60,548	6.65	12/31/2026
Dollar General	Single-Tenant	Greenville	MS	9,026	100.0%	2011 / NAP	65,223	7.23	11/30/2026
Dollar General	Single-Tenant	Choudrant	LA	9,026	100.0%	2011 / NAP	59,405	6.58	10/31/2026
Dollar General	Single-Tenant	Red Level	AL	9,014	100.0%	2010 / NAP	63,923	7.09	10/31/2025
Dollar General	Single-Tenant	Licking	MO	9,014	100.0%	2010 / NAP	62,583	6.94	8/31/2025
Dollar General	Single-Tenant	Lyford	TX	9,100	100.0%	2010 / NAP	60,281	6.62	8/31/2025
Dollar General	Single-Tenant	Mangham	LA	9,026	100.0%	2011 / NAP	62,983	6.98	9/30/2026
Dollar General	Single-Tenant	Danville	VA	9,100	100.0%	2011 / NAP	56,364	6.19	5/31/2026
Dollar General	Single-Tenant	Mellen	WI	9,026	100.0%	2011 / NAP	60,997	6.76	7/31/2026
Dollar General	Single-Tenant	Forest	OH	9,014	100.0%	2010 / NAP	55,251	6.13	7/31/2025
Dollar General	Single-Tenant	Pleasant Hill	TN	9,026	100.0%	2011 / NAP	56,956	6.31	3/31/2026
Dollar General	Single-Tenant	Stanberry	MO	9,014	100.0%	2010 / NAP	60,416	6.70	9/30/2025
Dollar General	Single-Tenant	Conway	MO	9,026	100.0%	2011 / NAP	60,820	6.74	6/30/2026
Dollar General	Single-Tenant	Auxvasse	MO	9,026	100.0%	2011 / NAP	60,280	6.68	6/30/2026
Dollar General	Single-Tenant	Minong	WI	9,026	100.0%	2011 / NAP	57,547	6.38	1/31/2026
Dollar General	Single-Tenant	Solon Springs	WI	9,026	100.0%	2011 / NAP	57,070	6.32	7/31/2026
Dollar General	Single-Tenant	Maysville	MO	9,014	100.0%	2010 / NAP	52,188	5.79	9/30/2025
Dollar General	Single-Tenant	Grand Ridge	FL	9,014	100.0%	2010 / NAP	54,064	6.00	6/30/2025
Dollar General	Single-Tenant	Edwards	MS	9,100	100.0%	2011 / NAP	59,849	6.58	10/31/2026
Dollar General	Single-Tenant	Vass	NC	9,026	100.0%	2011 / NAP	56,636	6.27	6/30/2026
Dollar General	Single-Tenant	Walnut Grove	MS	9,026	100.0%	2011 / NAP	58,347	6.46	11/30/2026
Dollar General	Single-Tenant	King City	MO	9,100	100.0%	2010 / NAP	53,591	5.89	08/31/2025
Total / Weighted Avg.				615,235	100.0%		$7,589,261	$12.34

(1)
FedEx Ground - Blauvelt, NY is an industrial property. US Department of Agriculture - Grangeville, ID and Social Security Administration - Cocoa, FL are office properties. All of the other ARC Portfolio IV Properties are retail properties.

(2)
Walgreens - Maplewood, NJ may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2036) and at the end of the 360th, 420th, 480th, 540th, 600th, 660th, 720th, 780th or 840th calendar month of the lease term with six months’ notice.

(3)
Walgreens – Stevensville, MI may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2032) and at the end of any month thereafter, provided that the tenant gives 12 months notice.

(4)
Walgreens – Coalinga, CA may terminate its lease as of the last day of the 300th full calendar month of the term (10/6/2033) and at the end of any month thereafter, provided that the tenant gives 12 months notice.

(5)	US Department of Agriculture - Grangeville, ID may terminate its lease at any time after 10/31/2022 with 60 days’ notice.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ARC PORTFOLIO IV

The following table presents certain information relating to the tenants at the ARC Portfolio IV Properties:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Dollar General	NR / Ba1 / BB+	374,008	60.8%	$3,422,384	36.2%	$9.15	Various(2)
FedEx	NR / Baa1 / BBB	142,139	23.1	3,553,474	37.6	25.00	1/31/2027
Walgreens	NR / A3 / A	42,001	6.8	1,254,872	13.3	29.88	Various(3)(4)
US Department of Agriculture	AAA / Aaa / AA+	36,990	6.0	741,531	7.8	20.05	10/31/2022(5)
Advanced Auto Parts	NR / Baa3 / BBB-	14,000	2.3	251,540	2.7	17.97	Various(6)
Social Security Administration	AAA / Aaa / AA+	6,097	1.0	225,503	2.4	36.99	3/2/2022
Largest Tenants		615,235	100.0%	$9,449,304	100.0%	$15.36
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		615,235	100.0%	$9,449,304	100.0%	$15.36

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Dollar General lease expirations range from 1/31/2025 to 1/31/2027.
(3)	Walgreens lease expirations: 10/31/2082 (Walgreens - Stevensville, MI); 10/6/2083 (Walgreens - Coalinga, CA); and 10/31/2086 (Walgreens - Maplewood, NJ).
(4)
Walgreens - Maplewood, NJ may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2036) and at the end of the 360th, 420th, 480th, 540th, 600th, 660th, 720th, 780th or 840th calendar month of the lease term with six months notice.  Walgreens – Stevensville, MI may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2032) and at the end of any month thereafter, provided that the tenant gives 12 months notice.  Walgreens – Coalinga, CA may terminate its lease as of the last day of the 300th full calendar month of the term (10/6/2033) and at the end of any month thereafter, provided that the tenant gives 12 months notice.

(5)	US Department of Agriculture - Grangeville, ID may terminate its lease at any time after 10/31/2022 with 60 days’ notice.
(6)	Advance Auto Parts lease expirations: 8/31/2021 (Advance Auto Tomball – Houston, TX) and 10/31/2021 (Advance Auto Jones – Houston, TX).

The following table presents the lease rollover schedule at the ARC Portfolio IV Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	6,097	1.0	1.0%	225,503	2.4	36.99	1
2021	14,000	2.3	3.3%	251,540	2.7	17.97	2
2022 & Thereafter	595,138	96.7	100.0%	8,972,262	95.0	15.08	45
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	615,235	100.0%		$9,449,304	100.0%	$15.36	48

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the ARC Portfolio IV Properties:

Historical Leased %(1)
	2009	2010	2011
Owned Space	NAV	NAV	NAV

(1)	The ARC Portfolio IV Properties were acquired between September 2011 and March 2012 at a cost of $122,431,203. Historical occupancy and financial information was not available.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ARC PORTFOLIO IV

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ARC Portfolio IV Properties:

Cash Flow Analysis(1)(2)
	Underwritten	Underwritten $ per SF
Base Rent(3)	$9,449,304	$15.36
Gross Up Vacancy	0	0.00
Total Rent	$9,449,304	$15.36
Total Reimbursables	2,352,161	3.82
Other Income	310	0.00
Mark-to-Market	(375,418)	(0.61)
Less Vacancy & Credit Loss	(545,805)	(0.89)
Effective Gross Income	$10,880,552	$17.69

Total Operating Expenses	$2,924,267	$4.75

Net Operating Income	$7,956,285	$12.93
TI/LC	241,777	0.39
Capital Expenditures	125,247	0.20
Net Cash Flow	$7,589,261	$12.34

(1)	The ARC Portfolio IV Properties were acquired between September 2011 and March 2012 at a cost of $122,431,203. Historical occupancy and financial information was not available.
(2)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(3)
Base Rent includes a contractual rent step at the FedEx Ground – Blauvelt, NY property. The rent step was calculated at the present value of the lease’s rent step in 2018, discounted at an 11% discount rate, which amounts to $93,472. However, given the appraiser’s market rent conclusion of $25/SF, FedEx’s base rent was capped at $25/SF, which equates to an additional $64,106 in underwritten base rent.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

101 LUDLOW

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	JLC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$52,511,018
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$145,459.88
Size (Units)	361	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 2/23/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/23/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007-2009 / NAP	Mortgage Rate	6.2910%
Appraised Value	$79,000,000	Original Term to Maturity (Months)	144
Original Amortization Term (Months)	425
Underwritten Revenues	$6,259,474
Underwritten Expenses	$1,233,001	Escrows
Underwritten Net Operating Income (NOI)	$5,026,473	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,936,223	Taxes(1)	$226,620	$86,363
Cut-off Date LTV Ratio	66.5%	Insurance(1)	$47,138	$7,323
Maturity Date LTV Ratio	60.9%	Replacement Reserves(1) (2)	$0	$7,479
DSCR Based on Underwritten NOI / NCF	1.29x / 1.27x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.4%	Other(1) (3)	$217,284	$0

Sources and Uses
Sources(4)	$	%	Uses	$	%
Loan Amount	$56,693,683	90.0%	Acquisition / Development	$57,275,731	90.9%
B-Note	6,299,298	10.0	Reserves(5)	1,248,000	2.0
Closing Costs	4,465,248	7.2
Interim Interest	4,002	0.0
Total Sources	$62,992,981	100.0%	Total Uses	$62,992,981	100.0%

(1)	Upfront reserves are based on date of purchase of the 101 Ludlow Loan by Jefferies LoanCore LLC.
(2)	The Replacement Reserve has a cap of $179,500.
(3)	Other upfront reserve includes a cash collateral reserve of $217,284.
(4)
The 101 Ludlow Whole loan had a fully funded balance of $63,000,000, however it was not fully funded.  The Sources and Uses are based on the fully funded loan amounts made throughout the term of the 101 Ludlow Whole Loan..

(5)
Reserves  include $1,198,000 for the additional rent paid to borrower by the School of Visual Arts, Inc. upon the execution of its lease, which reserve was released to borrower on April 27, 2009 and $50,000 for taxes and insurance that were funded at origination of the 101 Ludlow Loan.

The following table presents certain information relating to the units and rent at the 101 Ludlow Property(1):
Unit Type	Renovated	# of Beds	# of Units	SF	Monthly Market Rent per bed	Total Yearly Market Rent(2)	Monthly Actual Rent per Bed	Total Yearly Actual Rent(2)
Single	Yes	251	251	182	$1,330	$4,006,147	$1,417	$4,267,866
Double – South	Yes	68	34	274	637	259,746	1,356	553,429
Double – Upper floor	Yes	26	13	257	637	99,314	1,356	211,605
ADA Accessible	Yes	16	8	219	637	61,117	1,356	130,219
Total / Wtd. Avg.		361	306	196	$1,320	$4,846,500	$1,369	$5,163,119

(1)	As provided by the borrower.
(2)	Market and Actual rents per bed are show on an annual basis

The following table presents certain information relating to historical leasing at the 101 Ludlow Property:

Historical Leased %(1)
	12/31/2009	12/31/2010	12/31/2011
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

101 LUDLOW

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at 101 Ludlow Property:

Cash Flow Analysis(1)
	2010	2011	Underwritten(2)	Underwritten $ per Unit
Base Rent	$4,948,679	$5,021,595	$5,163,119	$14,302
Vacancy Loss	0	0	0	0
Credit Loss	0	0	0	0
Concessions	0	0	0	0
Total Rent Revenue	$4,948,679	$5,021,595	$5,163,119	$14,302
Miscellaneous Revenue	0	0
Reimbursement Revenue	$1,084,987	$1,096,354	$1,096,355	$3,037
Effective Gross Income	$6,033,666	$6,117,949	$6,259,474	$17,339

Total Operating Expenses	$1,302,091	$1,199,864	$1,233,001	$3,416

Net Operating Income	$4,731,575	$4,918,085	$5,026,473	$13,924
Replacement Reserves	$90,250	$90,250	$90,250	$250
Net Cash Flow	$4,641,325	$4,827,835	$4,936,223	$13,674

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

(2)
Underwriting based on the February 2012 contractual rent and reimbursements payments.  Contractual rent increased 2.82% over 2011.  JLC underwrote a 2.0% management fee and $250 per bed for Replacement Reserves.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

110 PLAZA SAN DIEGO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1			Originator		JLC
Location (City/State)	San Diego, California			Cut-off Date Principal Balance		$52,000,000
Property Type	Office			Cut-off Date Principal Balance per SF		$159.52
Size (SF)	325,977			Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 2/1/2012	85.4%			Number of Related Mortgage Loans		None
Total Owned Occupancy as of 2/1/2012	85.4%			Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2001			Mortgage Rate		6.0000%
Appraised Value	$80,000,000			Original Term to Maturity (Months)		120
				Original Amortization Term (Months)(1)		360
Underwritten Revenues	$8,715,900
Underwritten Expenses	$3,229,368		Escrows
Underwritten Net Operating Income (NOI)	$5,486,532			Upfront		Monthly
Underwritten Net Cash Flow (NCF)	$4,954,842		Taxes	$219,624		$73,208
Cut-off Date LTV Ratio	65.0%		Insurance	$10,170		$0
Maturity Date LTV Ratio	58.2%		Replacement Reserves	$0		$9,236
DSCR Based on Underwritten NOI / NCF	1.47x / 1.32x		TI/LC	$0		$27,165
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.5%		Other(2)	$204,875		$0
Sources & Uses
Sources	$	%		Uses	$	%
Loan Proceeds	$52,000,000	64.5%		Purchase	$79,055,272	98.1%
Borrower Equity	28,580,224	35.5		Closing Costs	1,090,283	1.4
				CapEx Reserves	434,669	0.5

Total	$80,580,224	100.0%		Total	$80,580,224	100.0%

(1)	Interest only for the first 30 months.
(2)
Borrower deposited $204,875 to be used for certain repairs related to deferred maintenance.  Borrower also deposited $27,908.60 for security deposits held pursuant to certain leases at the 110 Plaza San Diego Property.  Additionally, upon the occurrence of a lease sweep period, all available cash flow after paying for debt service, operating expenses and the funding of required reserves, shall be deposited into an account to be used to fund re-tenanting costs related to the spaced demised pursuant to the lease sweep period until an amount equal to $1,900,000 has been deposited into such reserve account.

The following table presents certain information relating to the tenants at the 110 Plaza San Diego Property:

Ten Largest Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
State of CA-Dept. of Justice(2)	NR / A1 / A-	121,043	37.1%	$3,413,472	45.5%	$28.20	10/31/2015	NA
Sempra Energy	BBB+ / Baa1 / BBB+	33,580	10.3	854,947	11.4	25.46	7/31/2013	NA
Commonwealth Fin. (3)	NR / NR / NR	28,951	8.9	788,642	10.5	27.24	2/29/2016	NA
GSA - Social Security Admin. (4)	AAA / NR / AA+	25,463	7.8	672,223	9.0	26.40	10/30/2014	NA
Cushman & Wakefield of SD	NR / NR / BBB+	15,406	4.7	401,491	5.4	26.06	11/30/2012	1, 5-year option
Parsons Water and Infrastructure	NR / NR / NR	11,572	3.5	298,806	4.0	25.82	10/31/2016	1, 5-year option
ELS Educational Services	NR / NR / NR	7,722	2.4	203,861	2.7	26.40	12/31/2013	NA
G/M Business Interiors of SD	NR / NR / NR	7,318	2.2	209,820	2.8	28.67	7/31/2012	NA
Organic to Go, Inc.	NR / NR / NR	4,812	1.5	120,911	1.6	25.13	2/28/2014	1, 5-year option
David Evans & Assoc.	NR / NR / NR	4,052	1.2	106,973	1.4	26.40	6/30/2012	1, 1-year option
Ten Largest Ten Tenants		259,919	79.7%	7,071,146	94.3%	$27.21
Remaining Tenants		18,516	5.7	426,289	5.7	23.02
Vacant		47,542	14.6	0	0.0	0.00
Total / Wtd. Avg.		325,977	100%	$7,497,435	100%	$26.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Termination option at any time after April 2013.
(3)	Termination option at any time if Borrower fails to provide requirements in section 5 of the lease.
(4)	Termination option at any time.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

110 PLAZA SAN DIEGO

The following table presents certain information relating to the lease rollover schedule at the 110 Plaza San Diego Property:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	35,285	10.8	10.8%	935,077	12.5	26.50	10
2013	42,581	13.1	23.9%	1,091,371	14.6	25.63	5
2014	36,977	11.3	35.2%	970,067	12.9	26.23	5
2015	121,043	37.1	72.4%	3,413,472	45.5	28.20	4
2016	40,523	12.4	84.8%	1,087,448	14.5	26.84	4
2017	0	0.0	84.8%	0	0.0	0.00	0
2018	0	0.0	84.8%	0	0.0	0.00	0
2019	2,026	0.6	85.4%	0	0.0	0.00	2
2020	0	0.0	85.4%	0	0.0	0.00	0
2021	0	0.0	85.4%	0	0.0	0.00	0
2022	0	0.0	85.4%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	85.4%	0	0.0	0.00	0
Vacant	47,542	14.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	325,977	100.0%		$7,497,435	100.0%	$26.93	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to recent leasing activity at the 110 Plaza San Diego Property:

Recent Leasing Activity(1)(2)
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Parsons Water & Infrastructure	11,246	July 2011	65	$25.80	$25.00
Johnson & Weaver, LLP	2,967	August 2011	30	$25.20	None
William Brown	2,333	October 2011	38	$25.80	None
Robert E. Muir	1,154	September 2011	39	$26.40	$10.00

(1)	As provided by the borrower.
(2)	Certain lease comparables shown in the above table may be renewals.

The following table presents certain information relating to historical leasing at the 110 Plaza San Diego Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	89.6%	95.9%	92.4%

(1)	Source: CBRE.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

110 PLAZA SAN DIEGO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 110 Plaza San Diego Property:

Cash Flow Analysis(1)

	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rent (2)	$9,475,869	$9,254,278	$8,647,120	$8,655,809	$26.55
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$9,475,869	$9,254,278	$8,647,120	$8,655,809	$26.55
Total Reimbursables	376,692	172,432	51,334	69,687	0.21
Other Income	823,531	601,620	800,526	1,148,778	3.52
Less Vacancy & Credit Loss	0	0	0	(1,158,375)	(3.55)
Effective Gross Income	$10,676,092	$10,028,330	$9,498,980	$8,715,900	$26.74

Total Operating Expenses	$3,833,673	$2,544,662	$3,452,220	$3,229,368	$9.91
Net Operating Income	$6,842,419	$6,483,668	$6,046,760	$5,486,532	$16.83
TI/LC	0	0	0	450,195	1.38
Capital Expenditures	0	0	0	81,494	0.25
Net Cash Flow	$6,842,419	$6,483,668	$6,046,760	$4,954,842	$15.20

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Base Rent - Rents have been UW based on leases in-place.
Total Reimbursables – Based on tenant-by-tenant reimbursement analysis.
Other Income – Other Income based on the 2011 Other Income ($65k); plus 2011 Storage income ($44K); 2011 Parking Income ($692K); Reallocated signage income for Commonwealth Fin. ($132k) and $0.15 psf per month for parking & pass-through ($216k) as a component of the State of CA’s lease payments. Historically the Commonwealth (signage) and State of CA (parking and pass-through) payments were included in the Base Revenue line item.
Vacancy & Credit Loss – Rents have been marked-to-market, consistent with the appraiser’s methodology rents to $28.80 psf for tenants on floors 10 and above; $26.40 psf below floor 10---exception is for G/M Business interiors which was UW $30 psf due to the build-out below floor 10 (with the exception of G/M Business Interiors on the ground floor) and capping the rent to $28.80 psf for all tenants on floor 10 and above. A market rent of $30.00 psf was assumed for G/M Business Interiors given the suitability of this space for retail or bank branch use.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MCCRANEY INDUSTRIAL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	5	Originator	JLC
Location (City/State)	Various , Florida	Cut-off Date Principal Balance	$47,138,543
Property Type	Industrial / Office	Cut-off Date Principal Balance per SF	$53.50
Size (SF)	881,026	Percentage of Initial Pool Balance	2.9%
Total Occupancy as of 3/31/2012	80.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2012	80.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	5.8900%
Appraised Value	$65,900,000	Original Term to Maturity (Months)	63
Original Amortization Term (Months)(1)	360
Underwritten Revenues	$7,772,584
Underwritten Expenses	$2,448,316	Escrows
Underwritten Net Operating Income (NOI)	$5,324,268	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,910,186	Taxes	$658,053	$82,257
Cut-off Date LTV Ratio	71.5%	Insurance	$179,426	$29,904
Maturity Date LTV Ratio	67.3%	Replacement Reserves	$178,000	$12,499
DSCR Based on Underwritten NOI / NCF	1.58x / 1.45x	TI/LC(2)	$600,000	$33,038
Debt Yield Based on Underwritten NOI / NCF	11.3% / 10.4%	Other(3)	$19,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,500,000	87.9%	Loan Payoff	$50,567,916	93.6%
Other Loan	6,000,000	11.1	Closing Costs	1,826,979	3.4
Principal’s New Cash Contribution	530,000	1.0	Reserves	1,635,105	3.0

Total Sources	$54,030,000	100.0%	Total Uses	$54,030,000	100.0%

(1)	lnterest-only for the first two months.
(2)	TI/LC reserve is subject to a $600,000 cap.
(3)	Other reserve is for deferred maintenance.

The following table presents certain information relating to the McCraney Industrial Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy	Year Built / Renovated(1)	UW NCF	UW NCF per SF
MPC Treasure Coast	Stuart	FL	98,801	76.9%	2006	$405,781	$4.11
Belvedere Business Park	West Palm Beach	FL	109,360	67.6%	2003	457,092	4.18
Vista Business Park	West Palm Beach	FL	323,587	82.8%	1990-2008	2,336,145	7.22
Orlando Central Park	Orlando	FL	294,200	80.8%	1972,1975,1979	1,041,122	3.54
Discovery Lakes	Orlando	FL	55,078	99.0%	2001	670,046	12.17
Total / Wtd. Avg.			881,026	80.6%		$4,910,186	$5.57

(1)	Renovation year is not applicable.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MCCRANEY INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the tenants at the McCraney Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Lease Renewals
American Standard Inc. (Trane)	NR / Baa1 / BBB+	57,120	6.5%	$652,534	10.5%	$11.42	12/31/2014	3, 5-year options
Northrop Grumman Corporation	BBB+ / Baa1 / BBB+	45,981	5.2	638,217	10.2	13.88	2/28/2014	1, 5-year option
ADT Security Services, Inc.	A- / NR / A-	19,064	2.2	313,487	5.0	16.44	9/30/2015	NA
Quantum3D, Inc.	NR / NR / NR	8,545	1.0	147,401	2.4	17.25	4/30/2012	1, 5-year option
American Energy Innovations, LLC	NR / NR / NR	14,800	1.7	126,400	2.0	8.54	4/30/2013	NA
State of Florida Lottery(2)	NR / Aa1 / AAA	5,997	0.7	122,998	2.0	20.51	6/30/2019	2, 5-year options
L.P. Hench Company	NR / NR / NR	11,649	1.3	112,205	1.8	9.63	12/15/2012	NA
Walgreens	NR / A3 / A	5,300	0.6	87,575	1.4	16.52	7/31/2021	2, 5-year options
Image International Inc	NR / NR / NR	6,400	0.7	86,439	1.4	13.51	6/6/2012	NA
Pepperidge Farms	A / A2 / A-	12,960	1.5	82,296	1.3	6.35	11/30/2016	1, 3-year option
Ten Largest Tenants		187,816	21.3%	$2,369,554	38.0%	$12.62
Remaining Tenants		522,368	59.3	3,872,729	62.0	7.41
Vacant		170,842	19.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		881,026	100.0%	$6,242,283	100.0%	$8.79

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	State of Florida Lottery can terminate upon six months written notice if a state-owned building becomes available in Palm Beach County.

The following table presents the lease rollover schedule at the McCraney Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	17,701	2.0%	2.0%	$87,590	1.4%	$4.95	16
2012	181,392	20.6	22.6%	1,591,833	25.5	8.78	56
2013	165,645	18.8	41.4%	1,278,166	20.5	7.72	44
2014	171,024	19.4	60.8%	1,840,574	29.5	10.76	20
2015	60,899	6.9	67.7%	704,401	11.3	11.57	13
2016	52,398	5.9	73.7%	340,089	5.4	6.49	8
2017	49,828	5.7	79.3%	189,056	3.0	3.79	5
2018	0	0.0	79.3%	0	0.0	0.00	0
2019	5,997	0.7	80.0%	122,998	2.0	20.51	1
2020	0	0.0	80.0%	0	0.0	0.00	0
2021	5,300	0.6	80.6%	87,575	1.4	16.52	1
Vacant	170,842	19.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	881,026	100.0%		$6,242,283	100.0%	$8.79	164

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MCCRANEY INDUSTRIAL PORTFOLIO

The following table presents certain information relating to recent leasing activity at the McCraney Industrial Portfolio Properties:

Recent Leasing Activity(1)
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Pepperidge Farms	12,960	January 2012	59	$6.35	$9.62
Savory USA	15,676	March 2012	65	$1.21	$0.53
Ryan Herco Products Corp	15,000	May 2012	63	$3.95	$0.00

(1)	Source: Sponsor

The following table presents certain information relating to historical leasing at the McCraney Industrial Portfolio Properties:

Historical Leased %(1)
	2009	2010	2011
Owned Space	71%	71%	74%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McCraney Industrial Portfolio Properties:

Cash Flow Analysis(1)
	2009(2)	2010	2011	Underwritten(3)	Underwritten $ per SF
Base Rent	$3,918,006	$5,717,188	$5,793,411	$6,242,283	$7.09
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$3,918,006	$5,717,188	$5,793,411	$6,242,283	$7.09
Total Reimbursables	1,088,245	1,686,777	1,419,793	1,582,813	1.80
Parking Income	0	0	0	0	0.00
Other Income(3)	25,252	55,258	38,791	39,050	0.04
Less Vacancy & Credit Loss	0	0	0	(91,562)	(0.10)
Effective Gross Income	$5,031,503	$7,459,223	$7,251,995	$7,772,584	$8.82

Total Operating Expenses	$1,847,058	$2,306,263	$2,454,030	$2,448,316	$2.78

Net Operating Income	$3,184,445	$5,152,960	$4,797,965	$5,324,268	$6.04
TI/LC	0	0	0	264,308	0.30
Capital Expenditures	0	0	0	149,774	0.17
Net Cash Flow	$3,184,445	$5,152,960	$4,797,965	$4,910,186	$5.57

(1)
Certain items such as straight line rent, interest expense, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Excludes Orlando Central Park and Discovery Lakes which were acquired in late 2009.
(3)	Underwriting based on contractual rents as of 3/31/2012 and rent steps through 9/30/2012.
(4)	Includes leasing fees, interest income and security deposit forfeitures.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES: The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS: The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies & Company, Inc., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.